Answers Corporation Reports Q3 2009 Financial Results

Revenue of $4.99 Million and Adjusted EBITDA of $1.7 Million

New York, NY, November 4, 2009 - Answers Corporation (NASDAQ: ANSW), creators of the leading answer engine Answers.com® which includes the properties WikiAnswers® and ReferenceAnswers™, today reported unaudited financial results for its third quarter ended September 30, 2009.

“We are very pleased with the quarter. After a seasonally weak July and August, September delivered over $1.9 million, the single best revenue month reported in Answers.com history,” commented Robert S. Rosenschein, Chairman and CEO. “In September, for the first time, we also joined the top 25 worldwide properties. According to comScore, we reached a worldwide audience of 83 million unique users (#25), with 56 million in the U.S. (#13), surpassing CNN and Twitter.”

Q3 2009 Financial Results

•	Revenues were $4.99 million in Q3 2009, approximately equal to $5.00 million in Q2 2009, and an increase of 40% compared to $3.56 million in Q3 2008.

•	WikiAnswers revenues were $3.42 million in Q3 2009, approximately equal to $3.40 million in Q2 2009, and an increase of 75% compared to $1.96 million in Q3 2008.

•	ReferenceAnswers revenues were $1.55 million in Q3 2009, a decrease of 2% compared to $1.59 million in Q2 2009, and a decrease of 2% compared to $1.58 million in Q3 2008.

•	WikiAnswers average daily page views were 6,336,000 in Q3 2009, an increase of 4% compared to 6,082,000 in Q2 2009, and an increase of 105% compared to 3,094,000 in Q3 2008.

•	ReferenceAnswers average daily page views were 2,857,000 in Q3 2009, a decrease of 4% compared to 2,965,000 in Q2 2009, and an increase of 7% compared to 2,666,000 in Q3 2008.

•	Adjusted operating expenses in Q3 2009, were $3.28 million, an increase of $0.17 million compared to $3.11 million in Q2 2009, and an increase of $0.24 million compared to $3.04 million in Q3 2008.

•	Adjusted EBITDA in Q3 2009 was $1.70 million, a decrease of $0.2 million compared to $1.90 million in Q2 2009 and an increase of $1.18 million compared to $0.52 million in Q3 2008.

•
GAAP operating income in Q3 2009 was $0.98 million, a decrease of $0.24 million compared to $1.22 million GAAP operating income in Q2 2009 and an increase of $1.1 million compared to $0.12 million GAAP operating loss in Q3 2008.

•
GAAP net loss in Q3 2009 was $0.07 million, an improvement of $3.55 million, compared to $3.62 million GAAP net loss in Q2 2009 and an improvement of $2.05 million compared to $2.12 million GAAP net loss in Q3 2008.

See Appendix A of this earnings release for the 2008 and 2009 quarterly revenue, traffic and RPM data of our two Web properties.

Business Outlook – Fourth Quarter and Full Year 2009

The following business outlook is based on the Company’s current information and expectations as of November 4, 2009. Answers.com undertakes no obligation to update the outlook, or any portion thereof, prior to the release of the Company’s next earnings announcement, notwithstanding subsequent developments; however, Answers.com may update the outlook or any portion thereof at any time at its discretion.

	Three months ending December 31, 2009	Twelve months ending December 31, 2009
	(in thousands)	(in thousands)

Total Revenue	$5,450 - $5,950	$20,200 - $20,700

Adjusted EBITDA
GAAP Operating income	$1,150 – $1,600	$4,450 – $4,900
Adjustment to GAAP Operating income:
Stock-based compensation	400	1,550
Depreciation and amortization	350	1,250

	$1,900 – $2,350	$7,250 – $7,700

Conference Call

Answers.com will host a conference call today, November 4, 2009, at 8:30 A.M. (Eastern Time) to be broadcast over the Internet at http://ir.answers.com. To participate via telephone, please dial 888-239-5289 and request the Answers call. A replay will be available on the site shortly after the call.

About Answers Corporation

Answers Corporation (NASDAQ: ANSW) owns and operates Answers.com, the leading Q&A site, which includes WikiAnswers and ReferenceAnswers. The site supports English, French, Italian, German, Spanish, and Tagalog (Filipino). WikiAnswers is a community-generated social knowledge Q&A platform, leveraging wiki-based technologies. Through the contributions of its large and growing community, answers are improved and updated over time. The award-winning ReferenceAnswers includes content on millions of topics from over 250 licensed dictionaries and encyclopedias from leading publishers, including Houghton Mifflin, Barron’s and Encyclopedia Britannica. (answ-f)

For investment information, visit http://ir.answers.com.

Follow Answers.com on Twitter at http://twitter.com/answersdotcom.

Cautionary Statement

Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties, including, but not limited to, statements regarding future market opportunity and future financial performance. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including, but not limited to, our ability to maintain or improve monetization, particularly in light of the current challenging economic environment; our ability to maintain or improve traffic; a decision by Google, currently the provider of the vast majority of our search engine traffic, or other search engines, to block our pages from users' search results or otherwise adjust their algorithms in a manner detrimental to us, as experienced in July 2007; a potential termination of our Google Services Agreement; a decision on our part to decrease the number of ad elements displayed on our Web properties in the interest of user experience; a failure of WikiAnswers to experience continued growth in accordance with our expectations; the effects of facing liability for any content displayed on our Web properties; potential claims that we are infringing the intellectual property rights of any third party; an increasingly competitive environment for our business; and other risk factors identified from time to time in our SEC filings, including, but not limited to, our quarterly report on Form 10-Q filed on August 5, 2009. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at ir.answers.com. The information in Answers' website is not incorporated by reference into this press release and is included as an inactive textual reference only.

Non-GAAP Financial Measures

This press release, and the accompanying tables, include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures, including “Adjusted EBITDA”. The tables attached to this press release include reconciliations of these non-GAAP financial measures to the nearest GAAP financial measures. In addition, an “Explanation of Non-GAAP Financial Measures” is set forth in Appendix B attached to this press release.

 (Tables and Explanation of Non-GAAP Financial Measures, to follow)

Investor Contact:
John McNamara
Cameron Associates
john@cameronassoc.com
212.554.5485

Press Contact:
Renee Blodgett
Blodgett Communications
renee at blodgettcomm dot com
617.620.9664

Answers Corporation

Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three months ended September 30		Nine months ended September 30
	2009	2008	2009	2008
	$	$	$	$

Revenues:
Advertising revenue	4,970	3,539	14,684	9,536
Answers service licensing	17	24	53	61
	4,987	3,563	14,737	9,597

Costs and expenses:
Cost of revenue	1,264	945	3,489	3,754
Research and development	921	866	2,611	2,670
Community development, sales and marketing	621	563	1,679	2,258
General and administrative	1,201	1,311	3,666	3,640
Write-off of the Brainboost Answer Engine	-	-	-	3,138
Termination fees and write-off of costs relating to the terminated Lexico acquisition and abandoned follow-on offering	-	-	-	2,543
Total operating expenses	4,007	3,685	11,445	18,003

Operating income (loss)	980	(122)	3,292	(8,406)

Interest income (expense), net	4	(43)	(445)	30
Other income (expense), net	(5)	11	-	(38)
Loss resulting from fair value adjustments of Series A Warrants, Series B Warrants and warrant to purchase units of Series B preferred stock and warrants	(999)	(2,056)	(3,374)	(2,056)

Loss before income taxes	(20)	(2,210)	(527)	(10,470)

Income tax benefit (expense), net	(50)	91	(121)	65

Net Loss	(70)	(2,119)	(648)	(10,405)

Basic and diluted net loss per common share	(0.11)	(0.31)	(0.28)	(1.37)

Number of shares used in computing basic and diluted net loss per common share	7,930,440	7,865,263	7,897,391	7,861,681

Answers Corporation

Non-GAAP Financial Measures and Reconciliation of Non-GAAP Financial Measures
to the nearest comparable GAAP Measures
(in thousands, except for share and per share data)

	Three months ended
	September 30, 2009	June 30, 2009	September 30, 2008

Adjusted Cost of Revenue
Cost of revenue	$1,264	$1,166	$945
Stock-based compensation expense	(35)	(35)	(42)
Depreciation and amortization	(217)	(186)	(128)

	$1,012	$945	$775

Adjusted Research and Development
Research and development	$921	$817	$866
Stock-based compensation expense	(87)	(84)	(91)
Depreciation and amortization	(32)	(32)	(30)

	$802	$701	$745

Adjusted Community Development, Sales and Marketing
Community development, sales and marketing	$621	$558	$563
Stock-based compensation expense	(39)	(33)	(35)
Depreciation and amortization	(14)	(15)	(20)

	$568	$510	$508

Adjusted General and Administrative
General and administrative	$1,201	$1,248	$1,311
Stock-based compensation expense	(239)	(229)	(224)
Depreciation and amortization	(65)	(66)	(72)

	$897	$953	$1,015

Adjusted Operating Expenses
Operating expenses	$4,007	$3,789	$3,685
Stock-based compensation expense	(400)	(381)	(392)
Depreciation and amortization	(328)	(299)	(250)

	$3,279	$3,109	$3,043

Adjusted EBITDA
Net loss	$(70)	$(3,619)	$(2,119)
Income tax (benefit) expense	50	78	(91)
(Gain) loss resulting from fair value adjustment of Series A Warrants, Series B Warrants and warrant to purchase units of Series B preferred stock and warrants	999	4,385	2,056
Other (income) expense	5	9	(11)
Interest (income) expense	(4)	362	43
Stock-based compensation expense	400	381	392
Depreciation and amortization	328	299	250

	$1,708	$1,895	$520

See discussion regarding Adjusted EBITDA in Appendix B of this earnings release for an explanation of the reconciling items noted above.

Answers Corporation
Condensed Consolidated Balance Sheets
(in thousands, except for share and per share data)

	September 30	December 31
	2009	2008
	$	$
Assets

Current assets:
Cash and cash equivalents	21,344	11,739
Accounts receivable	2,257	1,680
Prepaid expenses and other current assets	789	818
Deferred tax asset	17	-
Total current assets	24,407	14,237

Long-term deposits (restricted)	271	257

Deposits in respect of employee severance obligations	1,665	1,337

Property and equipment, net of $2,606 and $2,083 accumulated depreciation as of September 30, 2009 and December 31, 2008, respectively	1,838	1,234

Other assets:
Intangible assets, net of $898 and $769 accumulated amortization as of September 30, 2009 and December 31, 2008, respectively	816	994
Goodwill	437	437
Prepaid expenses, long-term, and other assets	227	220
Deferred tax assets long term	24	-
Total other assets	1,504	1,651

Total assets	29,685	18,716

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	436	537
Accrued expenses	717	751
Accrued compensation	1,024	628
Warrant to purchase units of Series B preferred stock and warrants	-	8,698
Capital lease obligation – current portion	81	78
Deferred revenues	-	16
Total current liabilities	2,258	10,708

Long-term liabilities:
Liability in respect of employee severance obligations	1,770	1,534
Capital lease obligation, net of current portion	44	106
Deferred tax liability	34	26
Series A and Series B Warrants	8,748	-
Total long-term liabilities	10,596	1,666

Commitments and contingencies

Series A and B convertible preferred stock: $0.01 par value; stated value and liquidation preference of $100 per share; 6% cumulative annual dividend; 130,000 and 60,000 shares authorized, issued and outstanding as of September 30, 2009 and December 31, 2008, respectively	1,796	624

Stockholders' equity:
Preferred stock: $0.01 par value; 870,000 and 940,000 shares authorized as of September 30, 2009 and December 31, 2008, respectively, none issued	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized; 7,936,763 and 7,870,538 shares issued and outstanding as of September 30, 2009 and December 31, 2008, respectively	8	8
Additional paid-in capital	88,867	77,091
Accumulated other comprehensive income (loss)	75	(28)
Accumulated deficit	(73,915)	(71,353)
Total stockholders' equity	15,035	5,718

Total liabilities and stockholders' equity	29,685	18,716

Appendix A

	2008				2009
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Ad Revenue ($ - in thousands)

WikiAnswers	1,185	1,500	1,960	2,879	3,162	3,400	3,422
ReferenceAnswers	1,828	1,485	1,579	1,730	1,567	1,585	1,548
Total	3,013	2,985	3,539	4,609	4,729	4,985	4,970

WikiAnswers	39%	50%	55%	62%	67%	68%	69%
ReferenceAnswers	61%	50%	45%	38%	33%	32%	31%
Total	100%	100%	100%	100%	100%	100%	100%

Traffic – Average Daily Page Views

WikiAnswers	1,885,000	2,318,000	3,094,000	4,350,000	5,337,000	6,082,000	6,336,000
ReferenceAnswers	3,225,000	2,641,000	2,666,000	3,027,000	2,982,000	2,965,000	2,857,000
Total	5,110,000	4,959,000	5,760,000	7,377,000	8,319,000	9,047,000	9,193,000

WikiAnswers	37%	47%	54%	59%	64%	67%	69%
ReferenceAnswers	63%	53%	46%	41%	36%	33%	31%
Total	100%	100%	100%	100%	100%	100%	100%

RPM
WikiAnswers	$6.91	$7.11	$6.89	$7.19	$6.58	$6.14	$5.87
ReferenceAnswers	$6.23	$6.18	$6.44	$6.21	$5.84	$5.87	$5.89

Appendix B

Explanation of Non-GAAP Financial Measures

This earnings release and the accompanying financial tables include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measure we refer to, Adjusted EBITDA, represents net earnings before interest, taxes, depreciation, amortization, gain (loss) resulting from fair value adjustment of Series A Warrants, Series B Warrants and warrant to purchase units of Series B preferred stock and warrants, stock-based compensation, foreign currency exchange rate differences and certain non-recurring revenues and expenses. We also refer to Adjusted Cost of Revenue, Adjusted Research and Development, Adjusted Community Development, Sales and Marketing, Adjusted General and Administrative and Adjusted Operating Expenses, which are our GAAP expenses, adjusted for the expense items we exclude from Adjusted EBITDA.

We use Adjusted EBITDA as an additional measure of our overall performance for purposes of business decision-making, developing budgets and managing expenditures. It is useful because it removes the impact of our capital structure (interest expense and gain (loss) resulting from fair value adjustment of Series A Warrants, Series B Warrants and warrant to purchase units of Series B preferred stock and warrants), asset base (amortization and depreciation), stock-based compensation expenses, taxes, foreign currency exchange rate differences and certain non-recurring revenues and expenses from our results of operations. We believe that the presentation of Adjusted EBITDA provides useful information to investors in their analysis of our results of operations for reasons similar to the reasons why we find it useful and because these measures enhance their overall understanding of the financial performance and prospects of our ongoing business operations. By reporting Adjusted EBITDA, we provide a basis for comparison of our business operations between current, past and future periods, and peer companies in our industry.

More specifically, we believe that removing these impacts is important for several reasons:

•
Amortization of Intangible Assets. Adjusted EBITDA disregards amortization of intangible assets. Specifically, we exclude amortization of intangible assets resulting from the acquisition of WikiAnswers and other related assets in November 2006. These acquisition resulted in operating expenses that would not otherwise have been incurred. We believe that excluding such expenses is significant to investors, due to the fact that they derive from prior acquisition decisions and are not necessarily indicative of future cash operating costs. In addition, we believe that the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. While we exclude the aforesaid expenses from Adjusted EBITDA we do not exclude revenues derived as a result of such acquisition. The amount of revenue that resulted from the acquisition of WikiAnswers and other related assets, for the three months ended September 30, 2009, June 30, 2009, and September 30, 2008 was $3.42 million, $3.4 million and $1.96 million, respectively.

•
Stock-based Compensation Expense. Adjusted EBITDA disregards expenses associated with stock-based compensation, a non-cash expense arising from the grant of stock-based awards to employees and directors. We believe that, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, excluding stock-based compensation from Adjusted EBITDA enhances the ability of management and investors to compare financial results over multiple periods.

•
Depreciation, Interest, Gain (Loss) Resulting from Fair Value Adjustment of Series A Warrants, Series B Warrants and Warrant to Purchase Units of Series B Preferred Stock and Warrants, Taxes and Exchange Rate Differences. We believe that, excluding these items from the Adjusted EBITDA measure provides investors with additional information to measure our performance, by excluding potential differences caused by variations in capital structures (affecting interest expense), asset composition, and tax positions.

Adjusted EBITDA is not a measure of liquidity or financial performance under GAAP and should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Investors are cautioned that there are inherent limitations associated with the use of Adjusted EBITDA as an analytical tool. Some of these limitations are:

•	Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles;

•	Many of the adjustments to Adjusted EBITDA reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future;

•	Other companies, including other companies in our industry, may calculate Adjusted EBITDA differently than us, thus limiting its usefulness as a comparative tool;

•	Adjusted EBITDA does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in our business;

•	Adjusted EBITDA does not reflect interest income from our investments in cash and investment securities;

•	Adjusted EBITDA does not reflect foreign exchange net gains and losses;

•
Adjusted EBITDA does not reflect interest expense and other cost relating to financing our business, including gains and losses resulting from fair value adjustment of Redpoint Ventures’ Series A Warrants, Series B Warrants and their warrant to purchase units of Series B preferred stock and warrants;

•	Adjusted EBITDA excludes taxes, which is an integral cost of doing business; and

•	Because Adjusted EBITDA does not include stock-based compensation, it does not reflect the cost of granting employees equity awards, a key factor in management’s ability to hire and retain employees.

We compensate for these limitations by providing specific information in the reconciliation to the GAAP amounts excluded from Adjusted EBITDA.